As filed with the Securities and Exchange Commission on May 19, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lordstown Motors Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	83-2533239 (I.R.S. Employer Identification No.)

2300 Hallock Young Road
Lordstown, Ohio 44481
(234) 285-4001
(Address of Principal Executive Offices)

Lordstown Motors Corp. 2020 Equity Incentive Plan
Lordstown EV Corporation (f/k/a Lordstown Motors Corp.) 2019 Incentive Compensation Plan
(Full title of the plan)

Melissa A. Leonard
Lordstown Motors Corp.
2300 Hallock Young Road
Lordstown, Ohio 44481
(Name and address of agent for service)

(234) 285-4001
(Telephone number, including area code, of agent for service)

Copies to:
Janet A. Spreen, Esq.
John J. Harrington, Esq.
Baker & Hostetler LLP
127 Public Square, Suite 2000
Cleveland, Ohio 44114
Tel: (216) 621-0200
Fax: (216) 696-0740

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) of Lordstown Motors Corp. (the “Company” or the “Registrant”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 7,000,000 additional shares of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”), under the Company’s 2020 Equity Incentive Plan (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 28, 2020 (Registration No. 333-251771) (the “Prior Registration Statement”), except as provided below.

The Prior Registration Statement contained a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8), that under General Instruction E to Form S-8 would be deemed to be included in this Registration Statement; however, such reoffer prospectus is no longer needed as the applicable shares will no longer be offered and sold hereunder. Accordingly, this Registration Statement neither incorporates by reference nor updates the reoffer prospectus contained in the Prior Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021;
(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;
(c)	the Registrant’s Current Report on Form 8-K filed on April 1, 2022 and May 11, 2022 (excluding “furnished” and not “filed” information); and
(d)	the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the SEC on February 26, 2019, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 29, 2020)
4.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 29, 2020)
4.3*	2020 Equity Incentive Plan, as amended
4.4	Legacy Lordstown 2019 Incentive Compensation Plan, as amended by Amendment No. 1, effective February 14, 2020 (including the form of option award agreement thereunder and the terms and conditions that govern the option award agreements) (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 29, 2020)
5.1*	Opinion of Baker & Hostetler LLP
23.1*	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)
23.2*	Consent of KPMG LLP, independent registered accounting firm of Lordstown Motors Corp.
23.3*	Consent of Clark, Schaefer, Hackett & Co., independent registered accounting firm of Lordstown EV Corporation (f/k/a Lordstown Motors Corp.)
24.1	Power of Attorney (included on the signature page)
107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lordstown, State of Ohio on the 19th day of May, 2022.

LORDSTOWN MOTORS CORP.

/s/ Daniel A. Ninivaggi
Name:	Daniel A. Ninivaggi
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel A. Ninivaggi, Adam Kroll and Melissa A. Leonard, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Daniel A. Ninivaggi	Chief Executive Officer
Daniel A. Ninivaggi	(Principal Executive Officer)	May 19, 2022

/s/ Adam Kroll	Executive Vice President & Chief Financial Officer
Adam Kroll	(Principal Financial Officer and Principal Accounting Officer)	May 19, 2022

/s/ David T. Hamamoto	Director
David T. Hamamoto		May 19, 2022

/s/ Keith Feldman	Director
Keith Feldman		May 19, 2022

/s/ Jane Reiss	Director
Jane Reiss		May 19, 2022

/s/ Dale Spencer	Director
Dale Spencer		May 19, 2022

/s/ Angela Strand	Director
Angela Strand		May 19, 2022

/s/ Joseph B. Anderson, Jr.	Director
Joseph B. Anderson, Jr.		May 19, 2022

/s/ Laura J. Soave	Director
Laura J. Soave		May 19, 2022